Exhibit 99.1

Preliminary

PROXY CARD

Mountain Crest Acquisition Corp. III

311 West 43rd Street, 12th Floor

New York, New York 10036

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MOUNTAIN CREST ACQUISITION CORP. III

The undersigned hereby appoints _______________ and _________________ as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Mountain Crest Acquisition Corp. III (“MCAE”) held of record by the undersigned on __________, 202__ at the special meeting of stockholders to be held on ______________, 202__, or any postponement or adjournment thereof. Due to the public health concerns relating to the COVID-19 pandemic, after careful consideration, MCAE has determined that the special meeting of stockholders will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation while safeguarding the health and safety of MCAE’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting of stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the special meeting of stockholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW. THE MCAE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL AND DIRECTOR NOMINEE.

(1)	Proposal 1. Redomestication Merger — to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of January 27, 2022, as amended on June 7, 2022 and October 17, 2022 (the “Merger Agreement”), by and among Mountain Crest Acquisition Corp. III, a Delaware corporation (“MCAE”), ETAO International Group, a Cayman Islands corporation (the “Company” or “ETAO”), ETAO International Co., Ltd., a Cayman Islands exempted company (“PubCo”), ETAO Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”) and Wensheng Liu, in his capacity as the Company’s Shareholders’ Representative (the “Shareholders’ Representative”), to effect MCAE’s initial business combination pursuant to which, among other things, (1) MCAE will merge with and into PubCo that is a wholly owned subsidiary of MCAE, with PubCo being the surviving corporation in such merger, thereby consummating a change in MCAE’s domicile from a Delaware corporation to a Cayman Islands exempted company (the “Redomestication Merger”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2. Acquisition Merger — to consider and vote on a proposal to adopt and approve the subsequent merger set forth in the Merger Agreement, pursuant to which the Company will merge with and into Merger Sub that is a wholly owned subsidiary of PubCo, with the Company as the surviving corporation in such merger, thereby consummating PubCo’s acquisition, through its Merger Sub, of the Company (the “Acquisition Merger”), and, after giving effect to the Acquisition Merger, the Company being a wholly owned subsidiary of PubCo. The Redomenstication Merger, the Acquisition Merger and such other transactions contemplated by the Merger Agreement are hereinafter collectively referred as the “Business Combination” and Proposals 1 and 2, the “Business Combination Proposals”.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3. The Governance Proposal — to consider and vote, on a non-binding advisory basis, on four separate governance proposals relating to the following material differences between MCAE’s current amended and restated certificate of incorporation (the “MCAE Charter”) and PubCo’s Memorandum and Articles of Association (the “PubCo Charter”). These four separate governance proposals are collectively referred to as the “Governance Proposal”:

(A) through the Redomenstication Merger, MCAE shall merge with and into PubCo and MCAE, the Delaware corporation, shall cease to exist and PubCo shall be the surviving corporation and the name of the surviving corporation will be “ETAO International Co., Ltd.”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(B) following the Redomenstication Merger the authorized shares of the surviving corporation shall change (i) from 30,000,000 shares of MCAE Common Stock to 500,000,000 PubCo Ordinary Shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(C) deleting the forum selection provision providing for concurrent jurisdiction in the Court of Chancery and the federal district court for the District of Delaware for claims arising under the Securities Act; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(D) deleting the election to not be governed by Section 203 of the DGCL and limiting certain corporate takeovers by interested shareholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4. Election of Directors of PubCo Proposal — to consider and vote on a proposal to approve PubCo’s Board of Directors (the “PubCo Board”) in regards to the following persons: Wensheng Liu, Biao Dai, Kenneth Liang, Connie Hsu, Andrew MacInnes, and Suying Liu to serve on PubCo’s Board of Directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5. The 2022 Employee Stock Option Plan Proposal — to consider and vote on a proposal to approve PubCo’s 2022 Employee Stock Option Plan Proposal (the “2022 Plan”), (the “2022 Plan Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6. The NTA Requirement Amendment Proposal — A proposal to amend (the “NTA Requirement Amendment”) the MCAE Charter to expand the methods that MCAE may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 7. The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposals, the Governance Proposal, the 2022 Plan Proposal or the NTA Requirement Amendment (the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.